Exhibit 99.1

KULR Technology Provides Battery Safety Solutions to

Global Tier-1 Medical Device Manufacturer

Global Tier-1 Manufacturer applies KULR’s proprietary technology to improve battery pack design and safety solutions within various product lines.

CAMPBELL, CA, September 19, 2019 – KULR Technology Group, Inc. (OTCQB: KULR) (the “Company” or “KULR”), a leading developer of battery safety and thermal management technologies, announced that it has conducted testing and provided battery safety solutions for a global Tier-1 manufacturer of medical equipment and devices.

The testing included use of ISC technology for battery packs used in medical and monitoring devices. The ISC creates lithium-ion battery cell failures that mimic or recreate the most common types of failures such as latent defect or over-cycling. KULR also tested its NASA utilized TRS technology in design solutions for use in the manufacturer’s battery packs. The TRS has repeatedly shown in independent laboratory testing to be the most effective heat sink that also prevents the impact of dangerous chain-reaction battery cell failures known as thermal runaway propagation.

KULR’s testing and safety products will enable this global medical device maker to adopt new battery cells into current battery packs with increased energy capacity while simultaneously maintaining high safety levels and backward compatibility within the same form factor.

“We are always proud to help our partners make their products better and safer,” said Michael Mo, CEO of KULR. “The technology is out there, well tested and accepted, to protect consumers by making battery packs safer and more reliable. KULR is helping pioneer ISC testing and next-gen battery enclosures (TRS) for battery safety within the mission critical medical device sector. We look forward to helping customers with their battery testing methodology as well as developing future battery configurations while ensuring backward compatibility.”

Although KULR has provided battery and other related thermal solutions for partners including NASA, research institutions and defense partners, the work included in this announcement represents a significant advancement into testing and solution design for commercial, public customers – work KULR expects will result in successful commercialization across multiple vertical markets.

About KULR Technology Group, Inc.

KULR Technology Group, Inc. (OTCQB: KULR) develops, manufactures and licenses next-generation carbon fiber thermal management technologies for batteries and electronic systems. Leveraging the company’s roots in developing breakthrough cooling solutions for NASA deep space missions and backed by a strong intellectual property portfolio, KULR enables leading aerospace, electronics and electric vehicle manufacturers to make their products cooler, lighter and safer for the consumer. For more information, please visit www.kulrtechnology.com.

Safe Harbor Statement

This release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. This release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our parent entity’s Form 10-K filed on March 29, 2019. Forward-looking statements include statements regarding our expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," and "would" or similar words. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

Media Contact:
Derek Newton
Head, Media Relations
(786) 499-8998
derek.newton@kulrtechnology.com